UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                  FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 3, 2005

                            Denny's Corporation
                            -------------------
            (Exact name of registrant as specified in its charter)

 Delaware                         0-18051                       13-3487402
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(State or other              (Commission File                 (IRS Employer
 jurisdiction of                  Number)                  Identification No.)
 incorporation)


 203 East Main Street, Spartanburg, SC                         29319-0001
 -------------------------------------                         ----------
 (Address of Principal Executive Offices)                      (Zip Code)


      Registrant's telephone number, including area code (864) 597-8000


           ----------------------------------------------------------
          (Former name or former address, if changed since last report)


                              --------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))


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ITEM 1.01 Entry into a Material Definitive Agreement.

On October 3, 2005, Denny's Corporation (the "Company") granted awards of restricted stock units ("RSUs") pursuant to the Denny's Corporation 2004 Omnibus Incentive Plan, to F. Mark Wolfinger (Senior Vice President and Chief Financial Officer of the Company) and Craig E. Herman (Senior Vice President, Company Operations) in the amounts of 300,000 and 150,000, respectively.

Up to one-third of the RSUs may be earned in each of 2006, 2007, and 2008, based on the Company's total shareholder return compared with a peer group over an October 1, 2005 to June 30, 2006 time frame for 2006 and a July-to-June time frame for 2007 and 2008. All of the RSUs, however, will be earned after five years of continued employment with the Company. Earned RSUs will be paid one-half in cash and one-half in stock, based on a 1-for-1 conversion with the Company's common stock, with 50% of an award being paid one year after the award is earned and the remaining 50% being paid after two years, contingent upon the respective executive officer's continued employment with the Company.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Denny's Corporation


Date:  October 6, 2005
                                                 ---------------------------
                                                 Rhonda J. Parish
                                                 Executive Vice President,
                                                 Chief Administrative Officer,
                                                 General Counsel and Secretary